EXHIBIT  22


                      SUBSIDIARIES OF FIRST ALBANY COMPANIES INC.



COMPANY NAME                                  STATE OF INCORPORATION
------------                                  ----------------------

FIRST ALBANY CORPORATION                      NEW YORK

FIRST ALBANY ASSET MANAGEMENT CORPORATION     NEW YORK

NORTHEAST BROKERAGE SERVICES CORPORATION      NEW YORK